UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 8, 2017

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	333-211719 (Commission File Number)	81-2587835 (IRS Employer Identification No.)

50 E. RiverCenter Boulevard Covington, Kentucky 41011 (Address of principal executive offices)

(859) 815-3333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.    Other Events

On May 8, 2017, Ashland Global Holdings Inc. (the “Company”) issued a news release announcing that it had determined the final distribution ratio relating to its previously announced distribution of 170,000,000 shares of common stock of Valvoline Inc. (“Valvoline”) on May 12, 2017, the distribution date, as a pro rata dividend on shares of the Company’s common stock outstanding at the close of business on the record date of May 5, 2017. Based on the shares of the Company’s common stock outstanding as of May 5, 2017, the record date for the distribution, each share of the Company’s common stock will receive 2.745338 shares of Valvoline common stock in the distribution. A copy of the news release announcing the final distribution ratio is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 9, 2017, the Company will mail to its stockholders an Information Statement describing its pending distribution to the Company’s stockholders of shares of common stock of Valvoline. The Information Statement contains a description of Valvoline, as well as a description of the distribution and certain U.S. federal income tax consequences of the distribution. The Information Statement is attached hereto as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	News release dated May 8, 2017.

99.2	Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

May 8, 2017	By:	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News release dated May 8, 2017.

99.2	Information Statement.

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